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AIG Life Insurance Company                                       EXHIBIT (e)(2)
P.O. Box 667 Wilmington, DE 19899-0667

                           Executive Advantage/SM/
PLEASE PRINT ALL ANSWERS Supplemental Application For Life Insurance

1.  Proposed Last Name             First Name            Middle Initial
    Insured  _______________________________________________________________

2. Date of Birth                                     3. Social Security Number
_______________________                                  _____________________

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

Guaranteed Account...................................................... _____%
AllianceBernstein Variable Products Series Fund
Growth Portfolio - Class A.............................................. _____%
Growth & Income Portfolio - Class A..................................... _____%
Americas Government Income Portfolio - Class A.......................... _____%
Large Cap Growth Portfolio.............................................. _____%
Small Cap Growth Portfolio.............................................. _____%
American Century Variable Portfolios, Inc.
VP Income & Growth Fund................................................. _____%
VP International Fund................................................... _____%
Credit Suisse Trust
Mid Cap Growth Portfolio................................................ _____%
Emerging Markets Portfolio.............................................. _____%
Global Small Cap Portfolio.............................................. _____%
International Focus Portfolio........................................... _____%
Small Cap Growth Portfolio.............................................. _____%
Large Cap Value Portfolio............................................... _____%
Fidelity Variable Insurance Products Fund
VIP Balanced Portfolio - Initial Class.................................. _____%
VIP Contrafund Portfolio - Initial Class................................ _____%
VIP Index 500 Portfolio - Initial Class................................. _____%
Franklin Templeton Variable Products Series
Money Market Fund - Class 1............................................. _____%
Developing Markets Securities Fund - Class 2............................ _____%
Growth Securities Fund - Class 2........................................ _____%
Foreign Securities Fund - Class 2....................................... _____%
Goldman Sachs Variable Insurance Trust                                   _____%
Structured U.S. Equity Fund............................................. _____%
International Equity Fund............................................... _____%
J.P. Morgan Series Trust II
Small Company Portfolio................................................. _____%
FAM Variable Series Funds, Inc.
Mercury Fundamental Growth V.I. Fund - Class I.......................... _____%
Mercury Government Bond V.I. Fund - Class I............................. _____%
Mercury Basic Value V.I. Fund - Class I................................. _____%
Mercury Value Opportunities V.I. Fund - Class I......................... _____%
Neuberger Berman Advisers Management
AMT Partners Portfolio.................................................. _____%
PIMCO Variable Insurance Trust
High Yield Portfolio - Admin. Class..................................... _____%
Long-Term U.S. Gov't Portfolio - Admin. Class........................... _____%
Real Return Portfolio - Admin. Class.................................... _____%
Short-Term Portfolio - Admin. Class..................................... _____%
Total Return Bond Portfolio - Admin. Class.............................. _____%
Universal Institutional Funds
Emerging Markets Equity Portfolio - Class I............................. _____%
Core Plus Fixed Income Portfolio - Class I.............................. _____%
High Yield Portfolio - Class I.......................................... _____%
Mid Cap Growth Portfolio - Class I...................................... _____%
U.S. Mid Cap Value Portfolio - Class I.................................. _____%
VALIC Company I
International Equities Fund............................................. _____%
Mid Cap Index Fund...................................................... _____%
Small Cap Index Fund.................................................... _____%
Vanguard Variable Insurance Fund
Total Stock Market Index Portfolio...................................... _____%
Total Bond Market Index Portfolio....................................... _____%

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
5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the
    Franklin Money Market Fund.
    If elected you must complete the Dollar Cost Averaging Plan           YES NO
    Request Form.)                                                        [_] [_]

6.  (a)Did the Owner receive current prospectuses?                        [_] [_]

    (b)Does the Owner understand that:

       The death benefit may increase or decrease depending on
       investment performance?                                            [_] [_]

       The cash value may increase or decrease depending on investment
       performance?                                                       [_] [_]

       The Certificate will lapse if the cash surrender value becomes
       insufficient to cover the total monthly deductions?                [_] [_]

    (c)Does the Owner believe that this Certificate will meet
       insurance needs and financial objectives?                          [_] [_]
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7. Suitability What is the Owner's: Approximate net worth _____________________
                                    Income earned         _____________________
                                    Income unearned       _____________________
                                    Number of dependents  _____________________
                                    Marginal tax bracket  _____________________

Investment Objective(s) (check all that apply): Growth ____ Growth and Income ____ Income ____ Capital Appreciation____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.


Signed on __________, 20__
                                   Signature of Owner
at __________ State of ______
                                   --------------------------------------------
                                   Signature of Proposed Insured if not Owner
                                   (Parent if Proposed Insured is Age 15 or
                                   less)
---------------------------------
Signature of Soliciting Agent